UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 20, 2005

FENTURA FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification No.) 48430-0725 (Zip Code)

Registrant’s telephone number, including area code: (810) 629-2263

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02 Results of Operations and Financial Conditions

On January 20, 2005, Fentura Financial, Inc. issued a press release announcing results for the fourth quarter of 2004 and full year 2004 results. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9.01 Financial Statements and Exhibits

      (c)     Exhibit

               99.1        Press Release Dated January 20, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 20, 2005	FENTURA FINANCIAL, INC. (Registrant) By: /s/ Ronald L. Justice —————————————— Ronald L. Justice Senior Vice President for Corporate Governance

EXHIBIT INDEX

      99.1   Press Release Dated January 20, 2005

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Ronald L. Justice Fentura Financial, Inc. (810) 714-3902 January 20, 2005

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2004
RESULTS

Fentura Financial, Inc. reported year to date earnings of $4,034,000 or $2.13 per diluted share, a 6.5% increase over the $3,788,000 or $2.01 per diluted share reported in 2003. Net interest income for the twelve months ended December 31, 2004 of $17,807,000 increased $4,976,000 from $12,831,000 in 2003. Interest income from continued strong commercial loan growth at The State Bank and Davison State Bank as well as the addition of net interest income from the operations of West Michigan Community Bank, acquired in March 2004, accounts for the increase. Non-interest income increased $462,000 in 2004 to $7,328,000. Income from West Michigan Community Bank's deposit, trust, and mortgage operations contributed to the increase, year to year. Non-interest expenses increased to $18,188,000 in 2004 due principally to the addition of over nine months of operational expense from acquiring West Michigan Community Bank.

Total assets of $584,890,000 reflect an increase of $164,924,000 or 39.3% over the $419,966,000 reported at December 31, 2003. The total includes West Michigan Community Bank assets of $145,367,000. Both The State Bank and Davison State Bank experienced positive year to year growth. The combined asset total for the two banks increased 4.6% driven principally by a $36,341,000 increase in commercial loans and a $19,843,000 increase in total deposits. Total stockholders equity increased $2,086,000 or 5.1% comparing year end 2004 to year end 2003.

Fentura Financial, Inc. achieved fourth quarter 2004 earnings of $1,536,000 or $.81 per diluted share a 72.6% increase over the $890,000 or $.47 per diluted share earnings achieved during the fourth quarter of 2003. Net interest income increased $1,951,000 with approximately $1,500,000 of the increase attributable to the acquisition of West Michigan Community Bank. Continued strong loan growth and deposit growth at The State Bank and Davison State Bank contributed approximately $500,000 to the increase in net interest income.

Noninterest income increased $758,000 or 53.0% during the quarter compared to the fourth quarter of 2003, due principally to an increase in the gains from the sale of loans and the addition of noninterest income from West Michigan Community Bank. The State Bank realized a fourth quarter gain of $464,000 as a result of the sale of certain governmental guaranteed loans and credit card loans. Quarterly noninterest expense increased by $1,597,000 primarily due to the addition of West Michigan Community Bank operating expenses.

Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc, and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving Davison and Goodrich; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, Jenison, and Grandville. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.